Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Announces Preliminary Results for Fourth Quarter of
Fiscal 2008
SEATTLE, WA—October 7, 2008—F5 Networks, Inc. (NASDAQ: FFIV) today announced preliminary results for the fourth quarter of fiscal 2008, ended September 30. Revenue for the quarter is expected to be $171.3 million, below the company’s guidance of $172 million – $174 million. The company expects to meet or exceed its GAAP and non-GAAP EPS targets for the quarter.
John McAdam, F5 president and chief executive officer, said results for the fourth quarter reflect further weakening in the financial vertical and a sharp slowdown in Europe during the last week of September, partially offset by a slight rebound in Japan and US Federal revenues and by strong demand for the company’s new entry-level products.
“Despite weakness in the global economy, demand for the BIG-IP 3600 in particular was much stronger than we initially anticipated,” McAdam said. “During the month of September alone BIG-IP 3600 sales exceeded our initial forecast for the entire quarter, resulting in more orders than we could ship during the quarter.”
McAdam also said the company saw continued strong demand for VIPRION, the high-end of its BIG-IP product family, among large enterprises and internet content and service providers.
During the quarter, the company’s balance sheet continued to strengthen. Cash flow from operations exceeded $50 million. After purchasing an additional $50 million of F5 stock, the company ended the quarter with cash and investments in excess of $450 million.
Conference Call Today
F5 will host a conference call today at 5:30 a.m. Pacific (8:30 a.m. Eastern) to discuss its preliminary fourth quarter results.
DIAL-IN NUMBERS: 800-857-3834 (US & Canada); +1-210-839-8222 (International)

CALL LEADER: John McAdam
PASSCODE: F5 NETWORKS
Please call in 10 minutes ahead of time to ensure a proper connection. If you have any problems or questions, please call F5 NETWORKS, INC. (206) 272-5555.
To listen to the live webcast, go to http://www.f5.com/about/investor-relations/events-calendar.html and click on the webcast URL for today’s call.
Conference Call Replays
TELEPHONE REPLAY: Available October 7, 2008 (from 7:30 a.m. Pacific) through October 8, 2008 (until 5:00 p.m. Pacific)
DIAL-IN NUMBERS: 866-386-1297 (US & Canada); + 1-203-369-0399 (International)
INTERNET REPLAY: Available until October 22, 2008
http://www.f5.com/about/investor-relations/events-calendar.html
The company will report final results for the fourth quarter and fiscal year 2008 in its regularly scheduled earnings release and conference call on Wednesday, October 22, 2008. Call-in numbers and webcast information are available at http://www.f5.com/about/investor-relations/events-calendar.html.
About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone. By adding intelligence and manageability into the network to offload applications and optimize the data storage layer, F5 extends the power of intelligent networking to all levels of application delivery. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability. Over 16,000 organizations and service providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
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